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                                                                   EXHIBIT 10.22

                            INPLAY TECHNOLOGIES, INC.
                              COMMON STOCK WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

     This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, Roth Capital Partners, LLC ("Holder") is entitled to purchase, subject to the terms and conditions of this Warrant, from InPlay Technologies, Inc., a Nevada corporation (the "Company"), 127,273 fully paid and nonassessable shares of the Company's common stock, $0.001 par value per share ("Common Stock") of the Company, in accordance with Section 2 hereof, during the period commencing on December 27, 2005 (the "Commencement Date") and ending at 5:00 p.m. California time, December 27, 2010 (the "Expiration Date"), at which time this Warrant will expire and become void unless earlier exercised or terminated as provided herein. The shares of Common Stock of the Company for which this Warrant is exercisable, as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the "Shares."

     This Warrant is being issued to the Holder in connection with the closing of the transactions contemplated by that certain Securities Purchase Agreement, dated as of December 27, 2005, by and among the Company and the Investors named therein (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Purchase Agreement.

     1. Exercise Price. The initial purchase price for the Shares shall be $4.22 per share. Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the "Exercise Price").

     2. Exercise and Payment. At any time after the Commencement Date, this Warrant may be exercised, in whole or in part, from time to time by the Holder, during the term hereof, by surrender of this Warrant and the notice of exercise annexed hereto (the "Notice of Exercise") duly completed and executed by the Holder to the Company at the principal executive offices of the Company, together with payment of an amount equal to the Exercise Price then in effect multiplied by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment of such aggregate Exercise Price may be made by the Holder in cash, by check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company.


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     3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as from time to time are issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

     4. Delivery of Stock Certificates. Within a reasonable time after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock which the Holder shall have requested in the Notice of Exercise. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.

     5. No Fractional Shares. No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. If, upon any exercise of this Warrant, a fraction of a share results, the Company will pay the Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.

     6. Listing. Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall secure the listing of such shares of Common Stock upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

     7. Charges, Taxes and Expenses. The Company shall pay all transfer taxes or other incidental charges, if any, incurred or arising in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

     8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of the date of such cancellation, in lieu of this Warrant.

     9. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday that is not a legal holiday.


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     10. Adjustment of Exercise Price and Number of Shares. The Exercise Price
and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

          (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by stock split or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, by reverse stock split or otherwise, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision or combination will be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments also will be made to the Exercise Price, provided that the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

          (b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or Convertible Securities without payment of any consideration by such holder for the additional shares of Common Stock or the Convertible Securities (including the additional shares of Common Stock issuable pursuant to the terms thereof), then the number of Shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable pursuant to the terms of the Convertible Securities) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant immediately after the record date (or on the date of such distribution, if applicable) for such dividend will equal the aggregate Exercise Price so payable immediately before such record date (or on the date of such distribution, if applicable). As used herein, "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exercisable or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

          (c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or Convertible Securities), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's board of directors or (ii) provide by resolution of the Company's board of directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the Shares of Common Stock otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant been exercised immediately prior to the time of such distribution.


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          (d) Merger. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the Shares subject to this Warrant had this Warrant been exercised immediately prior to the effective time of such merger or consolidation.

          (e) Reclassification, Etc. If at any time after the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by the Holder for the Shares subject to this Warrant had this Warrant been exercised immediately prior to the effective time of such change or reclassification.

     11. Notice of Adjustments; Notices. Whenever the Exercise Price or number of Shares purchasable hereunder is adjusted pursuant to Section 10 hereof, the Company must execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and must cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

     12. Rights As Stockholder; Notice to Holders. Nothing contained in this Warrant will be construed as conferring upon the Holder or his or its permitted transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company will notify the Warrant Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrant, any of the following events occur:

          (a) a dissolution, liquidation or winding up of the Company shall be proposed;

          (b) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; or


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          (c) a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, to vote upon any combination or reverse stock split or to receive any other rights.

          Such giving of notice will be simultaneous with the giving of notice to holders of Common Stock. Such notice must specify the record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice will not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

     13. Restricted Securities. The Holder understands that this Warrant and, subject to the last sentence of this Section 13, the Shares purchasable hereunder constitute "restricted securities" under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the "1933 Act") or an applicable exemption from such registration. Unless the Shares are subsequently registered pursuant to Section 16 of this Warrant, the Holder further acknowledges that a securities legend substantially similar to the securities legend set forth in the Purchase Agreement shall be placed on any Shares issued to the Holder upon exercise of this Warrant.

     14. Certification of Investment Purpose. Unless a current registration statement under the 1933 Act shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder covenants and agrees that, at the time of exercise hereof, it will deliver to the Company a written certification executed by the Holder that the securities acquired by him upon exercise hereof are for the account of such Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

     15. Disposition of Shares; Transferability; Short Sales.

          (a) Holder hereby agrees not to make any disposition of any Shares purchased hereunder unless and until:

               (i) Holder shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; and

               (ii) Holder shall have complied with all requirements of this Warrant applicable to the disposition of the Shares.

               The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Section 15 or (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of the terms of this Warrant.


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          (b) Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal office, wherever its principal office may then be located, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

          (c) Limitations on Transfer. This Warrant may not be sold, transferred, assigned or hypothecated (any such action, a "Transfer") by the Holder except to (i) one or more persons, each of whom on the date of transfer is an officer of the Holder; (ii) a general partnership or general partnerships, the general partners of which are the Holder and one or more persons, each of whom on the date of transfer is an officer of the Holder; (iii) a successor to the Holder in any merger or consolidation; (iv) a purchaser of all or substantially all of the Holder's assets; (v) any person receiving this Warrant from one or more of the persons listed in this Section 15(c) at such person's death pursuant to will, trust or the laws of intestate succession, or (vi) after one year from the date of this Warrant, any person receiving the Warrant from the persons listed in this Section 15. This Warrant may be divided or combined, upon request to the Company by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. If at the time of a Transfer, a Registration Statement is not in effect to register this Warrant, the Company may require the Holder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

          (d) Short Sales. The Holder agrees not to affect any short sales of the Common Stock during the period beginning on the Commencement Date and ending on the earlier of the Expiration Date or the date upon which this Warrant terminated or otherwise exercised in full.

     16. Registration Rights. The Company agrees that the Shares shall be "Registrable Securities" as such term is defined in the Registration Rights Agreement referred to in the Purchase Agreement, and that the Holder shall be a party to such Registration Rights Agreement on the same basis as each other Investor named therein.

     17. Miscellaneous.

          (a) Construction. Unless the context indicates otherwise, the term "Holder" shall include any transferee or transferees of this Warrant pursuant to
Section 15(b), and the term "Warrant" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to Section 15.

          (b) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three
(3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day


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following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          To Holder:        Roth Capital Partners, LLC
                            24 Corporate Plaza
                            Newport Beach, California 92660
                            Attention: Managing Director

          To the Company:   InPlay Technologies, Inc.
                            234 South Extension Road
                            Mesa, Arizona 85210
                            Attn: Chief Executive Officer
                            Facsimile: (480) 844-9625

          (c) Governing Law. This Warrant shall be governed by and construed under the laws of the State of Arizona as applied to agreements among Nevada residents entered into and to be performed entirely within Arizona.

          (d) Entire Agreement. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

          (e) Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.

          (f) Waiver; Consent. This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

          (g) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

          (h) Counterparts. This Warrant may be signed in several counterparts, each of which shall constitute an original.

                         (Signatures on following page)


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     IN WITNESS WHEREOF, the parties hereto have executed this Common Stock
Warrant effective as of the date hereof.

DATED: December ___, 2005               THE COMPANY:

                                        InPlay Technologies, Inc.,
                                        a Nevada corporation


                                        By:
                                            ------------------------------------
                                        Name: Robert J. Brilon
                                        Its: President


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                               NOTICE OF EXERCISE

To: [Company Name]

          1. The undersigned hereby elects to purchase _____________ shares of common stock, $___ par value per Share ("Stock") of ____________, a ___________ corporation (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

          2. Please issue certificates representing the shares of Stock purchased hereunder in the names and in the denominations indicated on Exhibit A attached hereto.

          3. Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.


                                        Holder:
                                                --------------------------------

Dated:
       ------------                     ----------------------------------------


                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------


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